UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 5, 2024

CVS HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island 02895

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02 Results of Operations and Financial Condition.

On January 8, 2024, members of the senior management team of CVS Health Corporation (“CVS Health,” the “Company,” “we” or “our”) will meet with investors and will participate in a webcast at 10:30 a.m. (Eastern Time). During the meetings and webcast, the senior management team will reaffirm the Company’s previously announced full-year 2023 GAAP diluted earnings per share (“EPS”) guidance range of $6.37 to $6.61 and its full-year 2023 Adjusted EPS guidance range of $8.50 to $8.70. The Company expects its full-year 2023 Adjusted EPS to be in the upper half of the guidance range. In addition, the Company will reaffirm its full-year 2023 cash flow from operations guidance at the upper end of its $12.5 billion to $13.5 billion guidance range.

The Company will reaffirm its previously announced full-year 2024 GAAP diluted EPS guidance of at least $7.26, its full-year 2024 Adjusted EPS guidance of at least $8.50 and its full-year 2024 cash flow from operations guidance of at least $12.5 billion.

During the fourth quarter of 2023, the Company entered into a $3.0 billion fixed dollar accelerated share repurchase transaction, which became effective on January 3, 2024.

We expect our total Medicare Advantage (“MA”) membership to grow by at least 800,000 in 2024. During the annual enrollment period for 2024, our Individual MA and dual eligible special needs enrollment exceeded our expectations. Our stronger than expected 2024 MA enrollment is driven by factors including strong new sales and retention of existing Aetna MA members, with a higher than historical proportion of new sales coming from competitor MA plans.

An audio webcast of the presentation will be broadcast simultaneously for all interested parties through the Investor Relations portion of the CVS Health website at http://investors.cvshealth.com. The accompanying presentation materials are available on the website and will be archived for one year along with a replay of the webcast.

Our financial closing procedures for the full-year 2023 are not yet complete and, as a result, our actual results may change as a result of such financial closing procedures, final adjustments, management’s review of results, and other developments that may arise between now and the time our financial results for the full-year 2023 are finalized, and our results could be outside of the ranges set forth above.

Non-GAAP Financial Measures

This Current Report on Form 8-K includes estimated and projected Adjusted EPS, which represent non-GAAP financial measures. The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The most directly comparable GAAP measures are estimated and projected GAAP diluted EPS.

Estimated and projected GAAP diluted EPS and estimated and projected Adjusted EPS, respectively, are calculated by dividing estimated or projected net income attributable to CVS Health and estimated or projected adjusted income attributable to CVS Health by the Company’s estimated or projected weighted average diluted shares outstanding. The Company defines adjusted income attributable to CVS Health as net income attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, restructuring charges, office real estate optimization charges, losses on assets held for sale, as well as the corresponding tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health and certain discrete tax items.

The following are reconciliations of projected GAAP diluted EPS to projected Adjusted EPS:

	Year Ending December 31,
	2024E	2023E
	At Least	Low	High
In millions, except per share amounts	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$ 7.26	$ 6.37	$ 6.61
Non-GAAP adjustments:
Amortization of intangible assets	1.58	1.48	1.47
Net realized capital (gains) losses	—	0.27	0.27
Acquisition-related transaction and integration costs (1)	0.18	0.34	0.32
Restructuring charges (2)	—	0.39	0.39
Office real estate optimization charges (3)	—	0.06	0.05
Loss on assets held for sale (4)	—	0.27	0.27
Tax impact of non-GAAP adjustments (5)	(0.52)	(0.68)	(0.68)
Adjusted income attributable to CVS Health	$ 8.50	$ 8.50	$ 8.70

Weighted average diluted shares outstanding	1,263	1,291	1,291

(1)	During 2024 and 2023, the acquisition-related transaction and integration costs relate to the acquisitions of Signify Health and Oak Street Health.
(2)	During 2023, the restructuring charges are primarily comprised of severance and employee-related costs, asset impairment charges and a stock-based compensation charge. During the second quarter of 2023, the Company developed an enterprise-wide restructuring plan intended to streamline and simplify the organization, improve efficiency and reduce costs. In connection with the development of this plan and the recently completed acquisitions of Signify Health and Oak Street Health, the Company also conducted a strategic review of its various transformation initiatives and determined that it would terminate certain initiatives.
(3)	During 2023, the office real estate optimization charges primarily relate to the abandonment of leased real estate and the related right-of-use assets and property and equipment in connection with the planned reduction of corporate office real estate space in response to the Company’s new flexible work arrangement.
(4)	During 2023, the loss on assets held for sale relates to the Company’s LTC reporting unit within the Pharmacy & Consumer Wellness segment. During 2022, the Company determined that its LTC business was no longer a strategic asset and committed to a plan to sell it, at which time the LTC business met the criteria for held-for-sale accounting and its net assets were accounted for as assets held for sale. The carrying value of the LTC business was determined to be greater than its estimated fair value less costs to sell and, accordingly, the Company recorded a loss on assets held for sale during the year ended December 31, 2022. During the first quarter of 2023, a loss on assets held for sale was recorded to write down the carrying value of the LTC business to the Company’s best estimate of the ultimate selling price which reflects its estimated fair value less costs to sell. As of September 30, 2023, the Company determined the LTC business no longer met the criteria for held-for-sale accounting and accordingly the net assets associated with the LTC business were reclassified to held and used at their respective fair values.
(5)	Represents the corresponding tax benefit or expense related to the items excluded from Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Thomas F. Cowhey as Executive Vice President and Chief Financial Officer

The Board of Directors (the “Board”) of CVS Health appointed Thomas F. Cowhey to serve as CVS Health’s Executive Vice President and Chief Financial Officer, effective January 5, 2024. Mr. Cowhey has been serving as CVS Health’s interim Chief Financial Officer since October 13, 2023. Mr. Cowhey’s business experience was previously disclosed in Item 5.02 of CVS Health’s Current Report on Form 8-K filed on October 16, 2023.

In connection with his appointment, Mr. Cowhey will receive a base salary of $1 million and will be eligible for a target annual cash incentive of 150% of eligible earnings and target annual equity award of $5.5 million. The equity award will have the same terms and form as CVS Health’s annual equity awards and will be granted on April 1, 2024, the terms and form of which will be determined by the Management Planning and Development Committee of the Board in the ordinary course in February and March 2024. Mr. Cowhey has also entered into CVS Health’s customary change in control agreement for executives and a restrictive covenant agreement which includes, among other things, non-competition and non-solicitation covenants for the 18-month period following his employment with CVS Health.

Departure of Shawn M. Guertin as Executive Vice President, Chief Financial Officer and President of Health Services

On January 5, 2024, CVS Health also announced that Shawn M. Guertin, who, as previously disclosed, was on a personal leave of absence since October 13, 2023, will step down from his role as CVS Health’s Executive Vice President, Chief Financial Officer and President of Health Services due to family health reasons, effective immediately. Mr. Guertin will remain on a personal leave and is expected to leave CVS Health on May 31, 2024.

Item 7.01 Regulation FD Disclosure

The Board also appointed Mike Pykosz as President of Health Care Delivery, effective January 5, 2024. Mr. Pykosz has been serving as CVS Health’s interim President of Health Care Delivery since October 13, 2023.

A copy of the press release announcing, among other things, the events described in Item 5.02 above and the preceding paragraph of this Item 7.01 is furnished as Exhibit 99.1 and hereby incorporated in this Item 7.01 by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report on Form 8-K are as follows:

INDEX TO EXHIBITS

99.1	Press Release of CVS Health Corporation, dated January 5, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this Current Report on Form 8-K that are forward-looking include, but are not limited to, references to CVS Health’s estimates for certain financial metrics for full-year 2023 and 2024 and expectations related to Medicare Advantage membership growth presented in this Current Report on Form 8-K, all of which are preliminary. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding preliminary financial estimates and projections, future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

The information in Items 2.02 and 7.01, and the press released furnished herewith as Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date:	January 5, 2024	By:	/s/ Colleen M. McIntosh
Colleen M. McIntosh
Senior Vice President, Secretary and Chief Governance Officer